Exhibit 99.2

Famous Dave’s Reports Results For Fiscal 2013

Restaurant Level Cash Flow Margins increased 250 basis points

Diluted earnings per share improved 9%

Adjusted Net Income per share increased 37%

EBITDA improves 14%

MINNEAPOLIS, February 12, 2014 – Famous Dave’s of America, Inc. (NASDAQ: DAVE) today reported financial results for the fourth quarter and fiscal year ending December 29, 2013.

Highlights for the fourth quarter of 2013 as compared to the fourth quarter of 2012:

•	Revenue decreased to $35.7 million from $36.3 million, reflecting a comparable sales decrease and lower franchise fee revenue.

•	Comparable sales for Company-owned restaurants open 24 months or more decreased 2.6%, compared to a decrease of 6.0% for the comparable quarter in the prior year.

•	Franchise royalty revenue of $4.0 million was slightly favorable to the prior year, reflecting revenue contribution from a net five new franchise restaurants, partially offset by a comparable sales decrease of 1.1%.

•	Restaurant level cash flow margins increased 160 basis points, reflecting year over year improvements in food & beverage costs and restaurant operating expenses.

•	Net income was $1.9 million, reflecting significant operational improvements. This compared to $750,000 for the fourth quarter of 2012.

•	Diluted net income per share was $0.25 compared to $0.10 in the fourth quarter of 2012. Earnings for the fourth quarter of 2012 were favorably impacted by a tax rate adjustment for employment tax credits equal to approximately $0.03 per diluted share.

•	Diluted adjusted net income per share was $0.25 compared to $0.07 for the fourth quarter of 2012.

•	Adjusted EBITDA for the fourth quarter of 2013 was $4.6 million compared to $2.4 million for the fourth quarter of 2012.

Highlights for fiscal 2013 as compared to fiscal 2012:

•	Revenue of $155.4 million increased approximately $444,000, reflecting an increase in restaurant sales, partially offset by a decline in franchise royalty revenue and fees.

•	Comparable sales for Company-owned restaurants open 24 months or more were 0.2% positive compared to a decrease of 1.8% in 2012.

•	Franchise royalty revenue was $17.1 million, compared to $17.4 million, reflecting a franchise comparable sales decrease of 2.9%, partially offset by revenue generated from a net five new franchise restaurants.

•	Restaurant level cash flow margins increased 250 basis points, reflecting year over year improvement in all operating line items.

•	Cash flows provided by operations were $15.6 million for fiscal 2013, compared to $9.6 million for fiscal 2012.

•	Net income was $4.8 million compared to $4.4 million, reflecting improvements in restaurant level operations and lower G&A, partially offset by $1.2 million, or $0.11 per diluted share, for the non-cash asset impairment of a Maryland restaurant, a lease restructuring at a Virginia restaurant and residual closing costs for a Maryland restaurant that was relocated during 2013.

•	Diluted net income per share was $0.62 compared to $0.57, for 2012.

•	Diluted adjusted net income per share was $0.74, compared to $0.54 for fiscal 2012, reflecting the year-over-year impact from the non-cash charges and the favorable tax rate adjustment for employment tax credits for 2012.

•	Adjusted EBITDA was approximately $15.1 million for fiscal 2013, compared to approximately $12.6 million for fiscal 2012.

•	The Company paid down $3.1 million of debt since the end of fiscal 2012.

•	The Company used approximately $6.9 million to repurchase approximately 379,000 shares at an average price of $18.22, excluding commissions.

Dean Riesen, Chairman of the Company’s board of directors, commented, “While we were disappointed with our sales performance this quarter, we made great strides on a number of initiatives this year, including improved unit level economics and reduced overhead that should benefit us for the long-term.”

Development

Famous Dave’s opened 2 franchise-operated restaurants in Williston, North Dakota and Oxnard, California as well as 1 company-owned restaurant in Timonium, Maryland during the fourth quarter. Famous Dave’s ended the quarter with 194 restaurants, including 54 company-owned restaurants and 140 franchise-operated restaurants, located in 34 states, the Commonwealth of Puerto Rico, and 1 Canadian province.

The company expects to open 1 company-owned restaurant, as well as 6 franchise-operated restaurants during fiscal 2014.

Outlook

“Unfortunately, as a result of severe weather patterns impacting essentially all of our markets, sales to date have been softer than expected,” said Riesen. “We have a number of strategies going into BBQ season however, that should prove effective towards building sales.”

Conference Call

The company will host a conference call, February 13, 2014, at 10:00 a.m. Central Time to discuss its fourth quarter financial results. There will be a live webcast of the discussion through the Investor Relations section of Famous Dave’s web site at www.famousdaves.com.

About Famous Dave’s

Famous Dave’s of America, Inc. develops, owns, operates and franchises barbeque restaurants. As of today, the company owns 54 locations and franchises 142 additional units in 34 states, the Commonwealth of Puerto Rico, and 1 Canadian province. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items and sandwiches, and unique made-from-scratch desserts.

Contact:   Diana G. Purcel – Chief Financial Officer

                 952-294-1300

Use of Non-GAAP Financial Measures

To supplement its financial statements, Famous Dave’s of America, Inc. also provides investors with adjusted net income per share and adjusted EBITDA which are non-GAAP financial measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Famous Dave’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and planning purposes.

Adjusted net income per share consists of net income plus non-cash items, such as, asset impairment and estimated lease termination and other closing costs and net loss on disposal of equipment divided by the weighted average number of shares of common stock outstanding during each period presented. Famous Dave’s of America, Inc. believes adjusted net income per share is useful to an investor because it is widely used to measure a company’s operating performance.

EBITDA consists of income from operations plus depreciation and amortization. Adjusted EBITDA consists of EBITDA plus non-cash items, such as, asset impairment and estimated lease termination and other closing costs and net loss on disposal of equipment. Famous Dave’s uses Adjusted EBITDA as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes from operating results the impact of non-cash events. The Company believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because it is widely used to measure a Company’s operating performance without the impact of items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the impact of non-cash events and the method by which assets were acquired.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements and are subject to inherent limitations. Famous Dave’s of America, Inc. urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release. The tables appearing at the end of this release provide reconciliations of net income to adjusted net income per share and Adjusted EBITDA.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

DECEMBER 29, 2013 AND DECEMBER 30, 2012

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29,	December 30,	December 29,	December 30,
	2013	2012	2013	2012
Revenue:
Restaurant sales, net	$31,424	$31,792	$136,930	$135,730
Franchise royalty revenue	4,042	3,999	17,104	17,354
Franchise fee revenue	23	190	282	730
Licensing and other revenue	232	274	1,116	1,174

Total revenue	35,721	36,255	155,432	154,988

Costs and expenses:
Food and beverage costs	9,421	10,012	41,431	42,431
Labor and benefits costs	10,685	10,598	44,335	44,257
Operating expenses	7,908	8,258	34,995	36,505
Depreciation and amortization	1,581	1,552	6,160	6,000
General and administrative expenses	2,862	4,786	18,903	18,708
Asset impairment and estimated lease termination and other closing costs	15	82	1,181	370
Pre-opening expenses	277	157	646	474
Net loss on disposal of property	26	13	34	30

Total costs and expenses	32,775	35,458	147,685	148,775

Income from operations	2,946	797	7,747	6,213

Other expense:
Interest expense	(226)	(257)	(997)	(1,050)
Interest income	1	2	7	7
Other income (expense), net	30	(12)	20	(5)

Total other expense	(195)	(267)	(970)	(1,048)

Income before income taxes	2,751	530	6,777	5,165
Income tax (expense) benefit	(879)	220	(2,010)	(805)

Net income	$1,872	$750	$4,767	$4,360

Basic net income per common share	$0.26	$0.10	$0.65	$0.58

Diluted net income per common share	$0.25	$0.10	$0.62	$0.57

Weighted average common shares outstanding basic	7,232	7,338	7,367	7,455

Weighted average common shares outstanding diluted	7,485	7,547	7,648	7,650

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 29,	December 30,	December 29,	December 30,
	2013	2012	2013	2012
Food and beverage costs(1)	30.0%	31.5%	30.3%	31.3%
Labor and benefits(1)	34.0%	33.3%	32.4%	32.6%
Operating expenses(1)(3)	25.2%	26.0%	25.6%	26.9%
Restaurant level cash flow margins(1)(5)	10.8%	9.2%	11.7%	9.2%
Depreciation & amortization (restaurant level)(1)	4.4%	4.4%	4.0%	4.0%
Asset impairment and estimated lease termination and other closing costs(1)	—	0.3%	0.9%	0.3%
Pre-opening expenses and net loss on disposal of equipment(1)	1.0%	0.5%	0.5%	0.4%
Costs and expenses (restaurant level)(1)	94.6%	96.0%	93.7%	95.5%
Restaurant level margin(1)(4)	5.4%	4.0%	6.3%	4.5%
Depreciation & amortization (corporate level)(2)	0.6%	0.5%	0.5%	0.4%
General and administrative(2)(3)	8.0%	13.2%	12.2%	12.1%
Total costs and expenses(2)	91.8%	97.8%	95.0%	96.0%
Income from operations(2)	8.2%	2.2%	5.0%	4.0%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	In order to be consistent with what the Company believes to be a more prevalent practice among other public restaurant companies, the Company has decided to reflect multi-unit supervision expenses within general and administrative expenses, rather than as operating expenses, where they previously have been reflected. For the fourth quarter of fiscal 2012, this adjustment was approximately $461,000. For the fiscal year ended 2012, this adjustment was approximately $1,859,000.
(4)	Restaurant level margin is equal to taking restaurant sales, net less restaurant level costs and expenses. Restaurant level costs and expenses include food and beverage costs, labor and benefit costs, operating expenses, restaurant level depreciation and amortization, asset impairment and estimated lease termination and other closing costs, pre-opening expenses and net loss on disposal of equipment.
(5)	Restaurant level cash flow margins are equal to taking restaurant sales, net less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 29,	December 30,
	2013	2012
ASSETS
Cash and cash equivalents	$1,293	$2,074
Other current assets	10,764	10,272
Property, equipment and leasehold improvements, net	59,733	60,429
Other assets	3,547	3,478

Total assets	$75,337	$76,253

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$14,391	$12,117
Line of credit	11,400	13,600
Other long-term obligations	16,755	16,769
Shareholders’ equity	32,791	33,767

Total liabilities and shareholders’ equity	$75,337	$76,253

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended
	December 29,	December 30,
	2013	2012
Cash flows provided by operating activities	$15,600	$9,626
Cash flows used for investing activities	(6,813)	(5,473)
Cash flows used for financing activities	(9,568)	(3,227)

Net (decrease) increase in cash and cash equivalents	$(781)	$926

SUPPLEMENTAL SALES INFORMATION

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Restaurant sales (in thousands):
Company-Owned	$31,424	$31,792	$136,930	$135,730
Franchise-Operated	$85,462	$82,614	$363,438	$361,109
Total number of restaurants:
Company-Owned	54	53	54	53
Franchise-Operated	140	135	140	135

Total	194	188	194	188
Total weighted average weekly net sales (AWS):
Company-Owned	$45,084	$46,009	$49,514	$49,172
Franchise-Operated	$48,093	$48,100	$52,136	$52,714
Operating weeks:
Company-Owned	697	691	2,762	2,754
Franchise-Operated	1,777	1,717	6,971	6,848
Weighted comparable net sales by category (24 month):
Dine-in	(3.8)%	(5.5)%	(1.9)%	(2.1)%
To Go	2.8%	(1.2)%	2.6%	0.0%
Catering	(1.6)%	0.7%	(0.6)%	0.3%

Total company-owned comparable sales %	(2.6)%	(6.0)%	0.2%	(1.8)%
Franchise-Operated %	(1.1)%	(4.0)%	(2.9)%	(2.0)%
Total number of comparable restaurants:
Company-Owned	49	50	48	49
Franchise-Operated	119	112	114	107

FAMOUS DAVE’S OF AMERICA, INC.

NON-GAAP RECONCILIATION

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Net income	$1,872	$750	$4,767	$4,360
Asset impairment and estimated lease termination and other closing costs	15	82	1,181	370
Net loss on disposal of equipment	26	13	34	30
Tax adjustment for non-cash adjustments	(13)	(39)	(360)	(62)
Tax rate adjustments for employment tax credits	—	(261)	—	(559)

Adjusted net income	$1,900	$545	$5,622	$4,139

Non-GAAP adjusted income per share:
Basic adjusted net income per common share	$0.26	$0.07	$0.76	$0.56

Diluted adjusted net income per common share	$0.25	$0.07	$0.74	$0.54

Shares used to compute Non-GAAP income per share:
Weighted average common share outstanding—basic	$7,232	$7,338	$7,367	$7,455

Weighted average common share outstanding—diluted	$7,485	$7,547	$7,648	$7,650

Income from operations	$2,946	$797	$7,747	$6,213
Depreciation and amortization	1,581	1,552	6,160	6,000

EBITDA	4,527	2,349	13,907	12,213
Non-cash items:
Asset impairment and estimated lease termination and other closing costs	15	82	1,181	370
Net loss on disposal of equipment	26	13	34	30

Adjusted EBITDA	$4,568	$2,444	$15,122	$12,613

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company’s SEC reports.